Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Dan Keeney, APR
DPK Public Relations
832-467-2904
dan@dpkpr.com

ERHC Energy Inc. Announces Plans to Launch Right Rights Offering

Sets record of December 17, 2012 and distribution date of December 27, 2012

HOUSTON, December 14, 2012 – ERHC Energy Inc. (OTCBB: ERHE), a publicly traded American company with oil and gas assets in Sub-Saharan Africa, today announced that the Company intends to launch a rights offering later this month. ERHC has set the close of business on December 17, 2012 at 5:00 p.m. central time, as the record date for its anticipated Rights Offering.

The Rights Offering will be made through the distribution on a pro rata basis to ERHC stockholders of record of non-transferable subscription rights to purchase shares of the Company’s common stock.  Stockholders will receive, at no charge, one subscription right for every three shares of common stock held of record at the Record Date.

Each subscription right (with the total number of subscription rights issuable to a holder rounded down to avoid the issuance of fractional rights) will entitle a shareholder to purchase one share of the Company’s common stock at a subscription price equal to $0.075 per share. In addition, holders of subscription rights who fully exercise all of their subscription rights may also make a request to purchase additional shares of the Company’s common stock that remain unsubscribed at the expiration of the Rights Offering, subject to the availability and pro rata allocation of shares among rights holders exercising such over-subscription right.

The Company will offer up to 246,486,285 shares of its common stock in the Rights Offering, inclusive of the over-subscription privileges, representing approximately 33 percent of its current outstanding shares of common stock, if fully subscribed.  The Company plans to apply capital raised in the Rights Offering to fund specific exploration and development activities pursuant to work programs governing its exploration acreage in the Republics of Chad and Kenya, as well as for general corporate purposes and working capital needs.

The Company presently expects to begin distributing the subscription rights to its stockholders under the Rights Offering on or about December 27, 2012. The Rights Offering will terminate at 5:00pm, Central time, on January 31, 2013, unless extended. Holders of rights will need to exercise their subscription rights prior to that time and date.

5444 Westheimer Road, Suite 1440 ▪ Houston, Texas 77056 ▪ Tel:  (713)-626-4700 ▪ Fax: (713)-626-4704 ▪ www.erhc.com

The Rights Offering will be made only by means of a prospectus supplement, including any amendment thereto, meeting the requirements of the Securities Act of 1933, as amended. The prospectus supplement will contain important information about the Rights Offering and the Company, and holders of subscription rights are urged to read the prospectus supplement carefully, copies of which may be obtained, when available, from the subscription agent, Corporate Stock Transfer, Inc., Attn: Operations Department, 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209 at (303) 282-4800. These securities may not be sold nor may offers to buy be accepted prior to the time the prospectus supplement expected to be filed with the Securities and Exchange Commission becomes effective.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF ERHC ENERGY INC., NOR SHALL THERE BE ANY SALE OF SUCH SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

About ERHC Energy

ERHC Energy Inc. is a Houston-based independent oil and gas company focused on growth through high impact exploration in Africa and the development of undeveloped and marginal oil and gas fields. ERHC is committed to creating and delivering significant value for its shareholders, investors and employees, and to sustainable and profitable growth through risk balanced smart exploration, cost efficient development and high margin production. For more information, visit www.erhc.com.

Forward-Looking Statements
The statements contained in this release that are not historical statements of fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements may often be, but are not always, identified by the use of such words such as “intends”, “anticipates”, or “proposes, or by statements that certain actions, events or results “may” or “will” be taken, occur or be achieved, and may include statements about future operations and the anticipated timing for any proposed actions.  Any such forward-looking statements involve a number of risks and uncertainties, and the actual results of future events could differ materially from those stated in any forward-looking statements herein.  Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date of this release.  The Company undertakes no obligation to revise or update publicly any such forward-looking statements for any reason.

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5444 Westheimer Road, Suite 1440 ▪ Houston, Texas 77056 ▪ Tel:  (713)-626-4700 ▪ Fax: (713)-626-4704 ▪ www.erhc.com